Exhibit 10.3

PROMISSORY NOTE

Spheric Technologies, Inc. agrees to pay to Joseph Hines the amount of $447,000.00 upon demand after January 1, 2007 for value received with no interest noted. This amount has been created by funding loans to Spheric Technologies as a Founder in calendar year 2006 — please see the attached schedule. This liability is to be paid in US dollars or equivalent and should be considered a general obligation of the Company.

By:	/s/ Michael Kirksey
Michael Kirksey
Its:	Vice President
Date:	December 31, 2006